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                                                                  EXHIBIT (d)(7)



                               ADVISORY AGREEMENT


         This Advisory Agreement (together with each amendment, if any, thereto, this "AGREEMENT") is made as of February XX, 2000 between __________ (the "TRUST"), a Massachusetts business trust, and National City Investment Management Company ("ADVISER"), a Michigan corporation registered as an investment adviser under the Investment Advisers Act of 1940.

         WHEREAS, the Trust desires to retain the Adviser as investment adviser to the UA S&P 500 Index Fund, a portfolio of the Trust (such portfolio, the "FUND");

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed among the parties hereto as follows:

         1. DELIVERY OF DOCUMENTS. The Trust represents and warrants to the Adviser that the Trust has furnished the Adviser with true and complete copies of each of the following, and that all of the following are in full force and effect, and that none of the following have been superseded or revoked:

                  (a) The Trust's Declaration of Trust, as filed with the State Secretary of the Commonwealth of Massachusetts on __________________, 19___ and all amendments thereto (such Declaration of Trust, as presently in effect and as it shall from time to time be amended, is herein called the "DECLARATION OF TRUST");

                  (b) The Trust's Code of Regulations, and amendments thereto;

                  (c) Resolutions of the Trust's Board of Trustees authorizing the appointment of the Adviser and approving this Agreement;

                  (d) The Trust's Notification of Registration on Form N-8A under the 1940 Act as filed with the Securities and Exchange Commission ("SEC") on __________________, 19___ and all amendments thereto;

                  (e) The Trust's Registration Statement on Form N-1A under the Securities Act of 1933, as amended (File No. 33-____) and under the Investment Company Act of 1940, as amended (the "1940 ACT") as filed with the SEC on __________________, 199___ and all amendments thereto; and

                  (f) The Trust's most recent prospectuses and statements of additional information with respect to the Fund (such prospectus and statement of additional information, as presently in effect, and all amendments and supplements thereto are hereinafter referred to as the "PROSPECTUS").


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                  The Trust will furnish the Adviser from time to time with
execution copies of all amendments of or supplements to the foregoing.

         2. SERVICES. The Trust hereby appoints the Adviser to act as investment adviser to the Fund for the period and on the terms set forth in this Agreement. In order to induce the Adviser to accept such appointment, and in consideration of Adviser's acceptance thereof the Trust represents and warrants to the Adviser that (a) the Trust registered as an open-end, management investment company under the 1940 Act, (b) the Fund is classified as a diversified investment fund under the 1940 Act, and (c) none of the assets of the Fund are or will constitute "plan assets" as defined in Department of Labor Regulation ss.2510.3-101 or any successor thereto.

                  Intending to be legally bound, the Adviser accepts such appointment and agrees to furnish the services required herein to the Fund for the compensation hereinafter provided.

                  Subject to the supervision of the Trust's Board of Trustees, the Adviser will provide a continuous investment program for the Fund, including investment research and management with respect to all securities and investments and cash equivalents in the Fund. The Adviser will determine from time to time what securities and other investments will be purchased, retained or sold by the Fund. The Adviser will provide the services under this Agreement in accordance with the Fund's investment objective, policies, and restrictions as stated in the Prospectus and resolutions of the Trust's Board of Trustees. The Trust agrees to give the Adviser, not less than ninety (90) days prior to the effective date of any change in the Fund's investment objective, policies, and restrictions as so stated, written notice setting forth such change.

         3. SUBCONTRACTORS. It is understood that the Adviser may from time to time employ or associate with itself such person or persons as the Adviser may believe to be particularly fitted to assist in the performance of this Agreement; provided, however, that the compensation of such person or persons shall be paid by the Adviser and that the Adviser shall be as fully responsible to the Trust for the acts and omissions of any subcontractor as it is for its own acts and omissions. Without limiting the generality of the foregoing, it is agreed that investment advisory service to the Fund may be provided by a subcontractor agreeable to the Adviser and approved in accordance with the provision of the 1940 Act. Any such sub-advisers are hereinafter referred to as the "SUB-ADVISERS." In the event that any Sub-Adviser appointed hereunder with respect to the Fund is terminated, the Adviser may provide investment advisory services pursuant to this Agreement to the Fund without further shareholder approval. Notwithstanding the employment of any Sub-Adviser with respect to the Fund, the Adviser shall in all events: (a) establish and monitor general investment criteria and policies for the Fund; (b) review investments in the Fund on a periodic basis for compliance with its investment objective, policies and restrictions as stated in the Prospectus applicable to the Fund; (c) review periodically any Sub-Adviser's policies with respect to the placement of orders for the purchase and sale of portfolio securities; and (d) review, monitor, analyze and report to the Board of Trustees on the performance of any Sub-Adviser.

         4. COVENANTS BY ADVISER. The Adviser agrees with respect to the services provided to the Fund that the Adviser:



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                  (a)      will comply with all applicable Rules and Regulations
                           of the SEC and will in addition conduct its activities under this Agreement in accordance with other applicable law;

                  (b) will use the same skill and care in providing such services as it uses in providing services to similar fiduciary accounts for which it has investment responsibilities;

                  (c) will not make loans to any person to purchase or carry shares in the Fund, or make interest-bearing loans to the Trust or the Fund;

                  (d) will maintain a policy and practice of conducting its investment management activities independently of the respective commercial departments of all of the Adviser's banking affiliates. In making investment recommendations for the Fund, the Adviser's personnel will not inquire or take into consideration whether the issuers of securities proposed for purchase or sale for the Fund's respective accounts are customers of the respective commercial departments of the Adviser's banking affiliates;

                  (e) will place orders pursuant to its investment determinations for the Fund either directly with the issuer or with any broker or dealer. In selecting brokers or dealers for executing portfolio transactions, the Adviser will use reasonable efforts to seek on behalf of the Trust and the Fund the best overall terms available. In assessing the best overall terms available for any transaction the Adviser shall consider all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available, and in selecting the broker or dealer to execute a particular transaction, the Adviser may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended) provided to the Fund and/or other accounts over which the Adviser or any affiliate of the Adviser exercises investment discretion. Subject to the review of the Trust's Board of Trustees from time to time with respect to the extent and continuation of such authority, the Adviser is authorized to negotiate and pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer viewed in terms of that particular transaction or in terms of the overall responsibilities of the Adviser with respect to the accounts as to which it exercises investment discretion. In no






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                           instance will the securities of the Fund be purchased
                           from or sold to the Adviser, any Sub-Adviser, ______________ (the "DISTRIBUTOR") (or any other principal underwriter to the Trust) or an affiliated person of either the Trust, the Adviser, Sub-Adviser, or the Distributor (or such other principal underwriter) unless permitted by an order of the SEC or applicable rules. In executing portfolio transactions for the Fund, the Adviser may, but shall not be obligated to, to the extent permitted by applicable laws and regulations, aggregate the securities to be sold or purchased with those of its other clients where such aggregation is not inconsistent with the policies set forth in the Trust's registration statement. In such event, the Adviser will allocate the securities so purchased or sold, and the expenses incurred in the transaction, in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Fund and such other clients;

                  (f) will maintain all books and records with respect to the securities transactions for the Fund and furnish the Trust's Board of Trustees such periodic and special reports as the Board may reasonably request; and

                  (g) will treat confidentially and as proprietary information of the Trust all records and other information relative to the Fund and prior, present or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except that subject to prompt notification to the Trust, the Adviser shall have the right to divulge such information by duly constituted authorities when requested by such authorities or when so requested by the Trust; provided, however, that nothing contained herein shall prohibit the Adviser from advertising or soliciting the public generally with respect to the Adviser's services regardless of whether or not any such advertisement or solicitation may be directed at prior, present, or potential shareholders of the Fund.

         5. SERVICES NOT EXCLUSIVE. The services furnished by the Adviser hereunder are deemed not to be exclusive, and the Adviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby. It is understood that the advice given or the action taken by the Adviser under this Agreement may differ from the advice given or the timing or nature of action taken with respect to other clients of the Adviser, and that a transaction in a specific security might not be accomplished for all clients of the Adviser at the same time or at the same price.

         6. BOOKS AND RECORDS. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Adviser hereby agrees that all records which it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request. The Adviser further agrees to preserve for the periods bed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.



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         7. EXPENSES. During the term of this Agreement, the Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities (including brokerage commissions, if any) purchased for the Fund.

         8. COMPENSATION. For the services provided and the expenses assumed pursuant to this Agreement, the Trust will pay the Adviser from the assets belonging to the Fund and the Adviser will accept as full compensation therefor fees, computed daily and paid monthly, at the annual rate of one/one-hundredth of one percent (.01%) of the average daily net assets of the Fund.

         9. LIMITATION OF LIABILITY. The Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust and the Fund or either of them in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Adviser in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

         10. DURATION AND TERMINATION. This Agreement will become effective with respect to the Fund upon approval of this Agreement by vote of a majority of the outstanding voting securities of the Fund, and, unless sooner terminated as provided herein, shall continue in effect until __________________, 20___. Thereafter, if not terminated, this Agreement shall continue in effect for successive twelve month periods ending on _____________________, provided such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Trust's Board of Trustees who are not interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, and (b) by either (i) the Trust's Board of Trustees or (ii) by the vote of a majority of the outstanding voting securities of the Fund. Notwithstanding the foregoing, this Agreement may be terminated at any time, without the payment of any penalty, by the Trust (by the Trust's Board of Trustees or by vote of a majority of the outstanding voting securities of the Fund) by the giving of (60) days' prior written notice to the Adviser, or by the Adviser by the giving of at least 60 days' prior written notice to the Trust. This Agreement will immediately terminate in the event of its assignment. As used in this Agreement, the terms "majority of the outstanding voting securities," "interested persons" and "assignment" shall have the same meaning of such terms in the 1940 Act.

         11. AMENDMENT OF THIS AGREEMENT. No provision of this Agreement may be changed, waived, discharged or terminated orally, except by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No amendment of this Agreement shall be effective with respect to the Fund until approved by vote of a majority of the outstanding voting securities of the Fund. The substitution of any investment adviser in lieu of any entity acting as the "Adviser" hereunder shall be deemed not to constitute an amendment of this Agreement if such substitution would not be an assignment by reason of Rule 2a-6 under the 1940 Act or any successor to such Rule as such Rule or successor is in effect at the time of the substitution.



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         12. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by the law (excluding conflict of laws rules) of the State of Ohio.

         13. NAMES. The names "__________________ FUNDS" and "Trustees of __________________ FUNDS" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under the Declaration of Trust which is hereby referred to and a copy of which is on file at the office of the State Secretary of the Commonwealth of Massachusetts and the principal office of the Trust. The obligations of "__________________ FUNDS" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders, or representatives of the Trust personally, but bind only the Trust property, and all persons dealing with any class of shares of the Trust must look solely to the Trust property belonging to such class for the enforcement of any claims against the Trust.

         14. NOTICES AND OTHER COMMUNICATIONS. Each notice, demand, or other communication to a party pursuant to this Agreement shall be in writing and shall be deemed received by that party upon the earliest to occur of

                  (a) the date of that party's actual receipt thereof, regardless of the method of delivery;

                  (b) the date upon which a copy of that notice, demand, or other communication, as the case may be, shall have been transmitted to the telecopier number set forth opposite that party's signature below (or any other telecopier number of which that party shall have given notice to the other parties to this Agreement after the execution and delivery of this Agreement), whether or not actually received by that party; or

                  (c) the fifth (5th) day following the date upon which that notice, demand, or other communication, as the case may be, shall have been mailed by certified or registered mail to that party at the address of that party set forth opposite that party's signature below (or any other address of which that party shall have given notice to the other parties to this Agreement after the execution and delivery of this Agreement), whether or not actually received by that party.

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         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.





Address:
                                            ----------------------------------


                                            By:
                                               -------------------------------
Telecopier:                                 Title:
                                                  ----------------------------


Address:                                    National City Investment Management
  1900 East Ninth Street, Loc. No. 2220     Company
  Cleveland, Ohio  44114
  Attn:                                     By:
Telecopier:  (216) 575-                        -------------------------------

                                            Title:
                                                  ----------------------------


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